UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2003
Date of report (Date of Earliest Event Reported)

MTS, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Commission File Number
333-54035

California	94-1500342
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 Del Monte Street
West Sacramento, CA 95691
(Address of Principal Executive Offices)

916-373-2500
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
SIGNATURE

ITEM 5. OTHER EVENTS

MTS, Incorporated (the “Company”) has elected to take advantage of the 30-day “grace period” provided for in the indenture (the “Indenture”) with respect to the payment of interest on its 9 3/8% Senior Subordinated Notes due 2005 (the “Notes”). The regularly scheduled payment date for interest on the Notes is May 1, 2003, on which $5,156,250 is due and payable. The Indenture provides that the Company has 30 days after the due date of an interest payment before non-payment of interest constitutes an event of default under the Indenture. The Company intends to utilize the 30-day “grace period” to consider its strategic options. If the Company fails to make the interest payment before the end of the grace period, an event of default under the Indenture would occur. If an event of default occurs under the Indenture due to the Company’s failure to make the interest payment on the Notes before the end of the grace period, the cross-default provisions of the Company’s credit facility and term loan agreements would be triggered, resulting in an event of default under these agreements as well.

The Company has been in discussions with the senior lenders under its credit facility and term loan agreements. The Company anticipates further discussions with its senior lenders as well as with its other major creditors and stakeholders, including major holders of the Notes, concerning various strategic alternatives.

The Company has appointed E. Allen Rodriguez as Chief Executive Officer of the Company effective April 26, 2003. From 1997 to 2002, Mr. Rodriguez was an officer of Univision Communications Inc., a Spanish-language broadcaster in Los Angeles, California, where he held the positions of Executive Vice President and Vice President. Prior to joining Univision, Mr. Rodriguez served as a vice president of Prudential Capital, where he was employed for eight years.

This Form 8-K contains certain forward-looking statements. These forward-looking statements generally can be identified by the context of the statement or the use of words such as the Company or its management “believes,” “anticipates,” “intends,” “expects,” “plans,” or words of similar meaning. Similarly, statements that describe the Company’s future plans, objectives, strategies or goals are forward-looking statements. Although the management of the Company believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond the control of the Company, including, but not limited to: (i) the outcome of discussions with the Company’s lenders under its credit facility and term loan agreements regarding the Company’s strategic alternatives; (ii) the outcome of discussions with holders of the Company’s subordinated notes and other significant creditors regarding the Company’s strategic alternatives; (iii) the risks associated with negotiating a restructuring of the Company’s debt, including the risks associated with commencement of a bankruptcy proceeding under Chapter 11 of the Bankruptcy Code; (iv) the ability of the Company to comply with its obligations, including the ongoing monthly affirmative and negative covenants, as prescribed under the Company’s credit facility and term loan agreements; (v) the ability of the Company to continue to service its subordinated notes; (vi) consumer demand for the Company’s products, which is believed to be related to a number of factors, including overall consumer spending patterns, weather conditions and new releases available from suppliers; (vii) an increase in competition, including Internet competition and competition resulting from electronic or other alternative methods of delivery of music and other products to consumers, or unanticipated margin or other disadvantages relative to competitors; (viii) the continued availability and cost of adequate capital to fund the Company’s operations; (ix) higher than anticipated interest, occupancy, labor, distribution and inventory shrinkage costs; (x) the ability of the Company to successfully defend itself in ongoing and future litigation and the expenses associated with such litigation; (xi) higher than anticipated costs associated with the implementation of the Company’s existing restructuring plans and/or lower than anticipated resulting operations and cash flow benefits; (xii) unanticipated increases in the cost of merchandise sold by the Company; (xiii) changes in foreign currency exchange rates and economic and political risks; (xiv) the adverse effects of acts or threats of war, terrorism or other armed conflict on the United States and international economies; and (xv) the other risk factors disclosed in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Accordingly, actual results could differ from those contemplated by the forward-looking statements contained in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2003
	By:	/s/ E. Allen Rodriguez

E. Allen Rodriguez, Chief Executive Officer